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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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
[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
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

                      AMERICAN INTERNATIONAL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

NEWS                                                                 [AIG LOGO]

Contact:      Charlene Hamrah (Investment Community)
              212/770-7074

              Joe Norton (News Media)
              212/770-3144

                 AIG NAMES ARTHUR LEVITT SPECIAL ADVISOR TO ITS
                       BOARD OF DIRECTORS AND THE BOARD'S
                 NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

NEW YORK, July 5, 2005 - American International Group, Inc. (AIG) announced today that Arthur Levitt has been named a special advisor to its Board of Directors and the Board's Nominating and Corporate Governance Committee. Mr. Levitt's duties will include advice with respect to potential nominees for election to the board, as well as board procedures, structure and governance issues.

      Mr. Levitt served as the Chairman of the United States Securities and Exchange Commission 1993-2001. He was the longest serving Chairman in the history of the SEC, and during his tenure, worked to educate, empower and protect America's investors. From 1989 to 1993, he served as the Chairman of the New York City Economic Development Corporation, and from 1978 to 1989, he was the Chairman of the American Stock Exchange. Prior to joining the Amex, Mr. Levitt worked for 16 years on Wall Street. Mr. Levitt served on the Conference Board Commission on Public Trust and Private Enterprise. He graduated from Williams College, where he was a member of Phi Beta Kappa, in 1952 before serving for two years in the Air Force.

      Frank G. Zarb, AIG interim Chairman and Lead Director said, "Mr. Levitt is a corporate governance expert with significant experience in government and the private sector. I am confident he can make a strong contribution to AIG's efforts to enhance its corporate governance practices and policies."

      Martin J. Sullivan, AIG President and Chief Executive Officer, said "AIG is implementing several significant initiatives to ensure that we have best practices in corporate governance. To further this important objective, AIG's Board and management will be working closely with Mr. Levitt, who brings a wealth of experience and knowledge to this role. He will advise AIG on a wide range of corporate governance matters, work with AIG as it seeks to recruit the best qualified directors to represent all AIG shareholders and assist AIG as it reaches out to all of its shareholders. AIG is a leader in its major businesses in the United States and around the world, and it is only natural that we would work to take a leadership role in key areas of governance."

                                    #  #  #

      American International Group, Inc. (AIG), world leaders in insurance and financial services, is the leading international insurance organization with operations in more than 130 countries and jurisdictions. AIG companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In addition, AIG companies are leading providers of retirement services, financial services and asset management around the world. AIG's common stock is listed in the U.S. on the New York Stock Exchange and ArcaEx, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

                                    #  #  #

                       American International Group, Inc.
                       70 Pine Street, New York, NY 10270